EXHIBIT 4.5

                        THE ASHTON TECHNOLOGY GROUP, INC.

                                 SENIOR SECURED
                           CONVERTIBLE PROMISSORY NOTE

$2,727,273                                                           May 3, 2002

                  -----------------------------------------------

                           This   Senior   Secured    Convertible
                  Promissory Note and the securities issuable upon its conversion have not been registered under the Securities Act of 1933, as amended (the "Act") or other state securities laws, and have been acquired for investment and not with a view to, or in connection with, the sale or distribution thereof. No such sale or disposition may be effected (i) without an effective registration statement related thereto or an opinion of counsel that such registration is not required under the Act and
                  (ii) unless there shall have been compliance with all applicable state securities or "blue sky" laws.

                  -----------------------------------------------

                  FOR VALUE RECEIVED, the undersigned, THE ASHTON TECHNOLOGY GROUP, INC., a Delaware corporation, or its successors or assigns (the "Company"), hereby promises to pay to OPTIMARK INNOVATIONS INC., a Delaware corporation or other holder hereof (the "Holder"), the principal sum of TWO MILLION SEVEN HUNDRED TWENTY SEVEN THOUSAND TWO HUNDRED SEVENTY THREE AND 00/100 DOLLARS ($2,727,273.00) in lawful money of the United States of America, together with interest thereon as, and under the conditions, set forth herein. This Note is subject to the following terms and conditions:

                  1. Stock Purchase Agreement. This Note is issued under and pursuant to the terms of a Stock Purchase Agreement dated as of February 4, 2002 (as amended on March 6, 2002 and May 3, 2002, the "Stock Purchase Agreement") by and between the Company and the Holder. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

                  2. Payment. Payment of both principal and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and shall be payable at the principal office of the Holder or at such other address designated in writing by the Holder to the Company.


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                                                                               2


                  3. Pre-Payment. The Company may prepay, without penalty or premium, all or any portion of the unpaid principal amount of this Note, together with accrued interest on the amount prepaid.

                  4. Secured Obligation. The loan evidenced by this Note is secured by a first priority security interest in all of the assets of the Company, including, without limitation, the pledge by the Company of its right, title and interest in each of its subsidiaries, pursuant to that certain Pledge and Security Interest, dated as of the date hereof (the "Security Agreement"), by and among the Holder, the Company and Universal Trading Technologies Corporation, a Delaware corporation and majority-owned subsidiary of the Company.

                  5. Maturity. On May 3, 2007, the entire unpaid principal balance of this Note, together with any accrued and unpaid interest hereon and any other sums owing hereunder, under the Stock Purchase Agreement and under the Security Agreement, shall become due and payable in full, without notice or demand.

                  6. Interest. Subject to the provisions of Section 14 below, from the date hereof interest shall accrue on the unpaid principal balance under this Note at a rate equal to seven and a half percent (7.50%) per annum (the "Interest Rate"), and shall be due and payable semi-annually and on the Maturity Date. Interest accruing hereunder will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first but excluding the last day).

                  7.    Conversion.

                        (a) Optional Conversion. At any time and from time to time prior to the Maturity Date, at the option of the Holder, all or any part of the then outstanding principal amount and interest of this Note (the "Conversion Amount"), may be converted (the "Conversion") into a number of shares of Common Stock, par value $.01 of the Company, (the "Conversion Shares") equal to the Conversion Amount divided by the Conversion Rate. For purposes of this Note, the "Conversion Rate" shall be equal to $.0515838, as adjusted from time to time as set forth below. All Conversion Shares issued upon the Conversion shall be included as "Registrable Securities" under the Investors' Rights Agreement and shall be subject to the rights and obligations under that agreement. Each of the Company and the Holder shall perform such acts and execute such documents and instruments as are reasonably requested by the other to the matters set forth in this Section 7(a).

                        (b) Mechanics of Conversion. In order to exercise the Conversion right, the Holder shall surrender this Note at the principal office of the Company and shall give written notice of such exercise, substantially in the form of Exhibit A attached hereto (the "Conversion Notice"), to the Company at such office. Subject to compliance with Section 7(e) below, such Conversion shall be deemed to have been effected at the close of business on the date on which such Conversion Notice, duly completed and executed, shall have been given as aforesaid or such later date as the Holder may require as set forth in the Conversion Notice, which date, subject to Section 7(e) below, shall not be more than 15 days after the date of the Conversion Notice, and, at such time the rights of the Holder with respect to such portion of the


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                                                                               3


principal amount of the Note as is subject to such Conversion shall cease, as such, and the Holder shall be deemed for all purposes to have become the Holder of the Conversion Shares.

                        (c) Consolidation, Merger or Sale of Assets. The Conversion Rate shall be subject to appropriate adjustment in the event of any stock, dividend, stock split, reverse stock split, recapitalization, reclassification, merger, combination, consolidation or other similar transaction occurring on or after the date of this Note and prior to the Conversion. Upon each occurrence of any event described in the immediately preceding sentence, the Conversion Rate in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the Holder, upon the Conversion, shall be entitled to receive the number and type of Conversion Shares that the Holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had this Note been converted immediately prior to the date of such event, or if such event has a record date, then the record date applicable to such event. An adjustment made pursuant to the immediately preceding sentence shall become effective retroactively to the close of business on the day upon which such event becomes effective.

                        (d) Certificates. As promptly as practicable, but in no event later than five (5) Business Days after any Conversion, the Company shall issue and deliver, or cause to be delivered, to the Holder the certificate or certificates representing the Conversion Shares (the "Certificates") and a new Note (containing terms substantially identical to this Note) in a principal amount equal to (i) the outstanding principal amount immediately prior to the Conversion, minus (ii) the Conversion Amount so converted in the Conversion. Notwithstanding any provision of this Note to the contrary, no Conversion shall be deemed to have occurred unless and until the Certificates shall have been delivered to the Holder, together with the new Note, whereupon such Conversion shall be deemed to have been effective as of the date set forth for Conversion in the Conversion Notice; provided, however, that no failure by the Company to deliver the Certificates or the new Note shall prohibit the Holder from exercising his rights as the Holder of the Conversion Shares.

                        (e) Compliance Matters. The Company and the Holder shall use reasonable commercial efforts to assure that all Conversion Shares issued hereunder may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Conversion Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance) and shall cooperate in making any governmental filings or obtaining any governmental approvals required in connection with any Conversion. Notwithstanding anything to the contrary contained herein but subject to the obligations of the Company and the Holder under the prior sentence, if the Company reasonably determines that, in connection with the Conversion, it is necessary to list, register or qualify the Conversion Shares underlying this Note on any securities exchange or under any law, to notify or receive consent or approval of any governmental entity or third party, or to take an action such that the issuance of the Conversion Shares does not violate any law, rule or regulation to which the Company or its business is subject, then no Conversion may be effected, in whole or in part, and no Conversion Shares may be issued, unless such conditions and requirements have been satisfied in a manner that is reasonably acceptable to the Company and the Company and the Holder


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                                                                               4


shall take such commercially reasonable actions as may be necessary to cause such conditions and requirements to be satisfied.

                        (f) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon any Conversion of this Note. With respect to any fraction of a share which would otherwise be issuable upon any such Conversion, the Company shall pay such fractional amount in cash.

                        (g) Taxes on Conversion. The Company's issue of the Certificate(s) on a Conversion of this Note shall be made without charge to the Holder for any tax in respect of the issue (but not the ownership) thereof.

                  8. Compliance with Laws. It is expressly stipulated and agreed to by the Company and the Holder at all times that it is their intent to comply with applicable state law or applicable United States federal law (to the extent it permits the Holder to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Note and the related Security Agreement. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, then it is the Company's and the Holder's express intent that all excess amounts theretofore collected by the Holder be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to the Company), and the provisions of this Note and the Security Agreement immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.

                  9. Waiver of Presentment, etc. The Company and all endorsers of this Note hereby waive presentment, demand, protest and notice. The Holder shall, promptly upon full payment by the Company of the principal of and interest on this Note, together with all costs and expenses, if any, due hereon, surrender this Note to the Company, for retirement and cancellation; provided, however, that to the extent the Company make a payment or payments to the Holder, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, and/or required to be repaid to a trustee, receiver, or any other party under the United States Bankruptcy Code, as amended, any state or federal law, common law, or equitable causes (a "Voidable Transfer") and the Holder is required to repay or restore any such Voidable Transfer or the amount or any portion thereof, or upon the advice of its counsel is advised to do so, then as to any such Voidable Transfer or the amount repaid or restored (including all reasonable costs, expenses and attorneys' fees of the Holder related thereto), the joint and several liability of the Company shall automatically be revived, reinstated and restored and shall exist in full force and effect as though such Voidable Transfer had never been made.

                  10. Collection Costs. Should the indebtedness evidenced by this Note or any part thereof be collected in any proceeding at law, or this Note be placed in the hands of attorneys for collection after default by the Company in making due and punctual payment of


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                                                                               5


principal at maturity and interest hereunder, the Company agrees to pay all costs of collecting this Note, including reasonable attorneys' fees and expenses and court costs, if any.

                  11. Information Rights. For so long as any amounts remain outstanding under this Note, the Company shall be required to provide the Holder with the following:

                        (a) annual audited consolidated financial statements within 90 days of fiscal year end;

                        (b) (i) monthly consolidated unaudited statements with comparisons to budget and prior year within 30 days of month-end and (ii) quarterly unaudited consolidated statements with comparisons to budget and prior year within 45 days of the end of each fiscal year's first three fiscal quarters;

                        (c) not later than 45 days prior to each fiscal year-end, a consolidated operating budget for the next fiscal period which has been approved by the Board;

                        (d) as soon as practicable, copies of all reports filed with the SEC;

                        (e) as soon as practicable, copies of all correspondence to and from the National Association of Securities Dealers, Inc. (the "NASD"), the ---- Philadelphia Stock Exchange Inc., the Toronto Stock Exchange Inc. and the NASDAQ Stock Market;

                        (f) the right of the Holder, on reasonably prior notice to the Company, to inspect the books and records of the Company as well as visit and inspect any of the properties of the Company;

                        (g) prompt notice of events of default under any material agreement, including, without limitation, any Event of Default under this Note.

                  12. Assignment. Neither this Note nor the rights and obligations of the Company may be assigned by the Company without the prior written consent of the Holder and any attempted assignment in contravention of this Note shall be null and void and of no effect. The Holder may assign its rights or obligations hereunder to any Affiliate of the Holder; provided that, in the event that any such assignment is in violation of any federal securities laws or any rules or regulations of the NASD or would result in the delisting of the Company's securities from the Nasdaq OTC Bulletin Board, such assignment shall be null and void and of no force or effect. This Note when surrendered for assignment or transfer by the Holder shall be accompanied by the Assignment Form, substantially in the form of Exhibit B attached hereto, duly executed by the Holder. Effective upon any such assignment, the Person to whom such rights, interests and obligations were assigned shall have and exercise all of the Holder's rights, interest and obligations hereunder as if such Person were the original Holder of this Note.

                  13. No Rights as Stockholder; Note is Debt. This Note does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. The Company shall treat, account and report this Note as debt and not equity for accounting and tax purposes.


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                                                                               6


                  14. Event of Default. Upon the happening of any Event of Default (as defined below), (i) the principal of and accrued and unpaid interest on the Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any holder, (ii) the Holder shall have and may exercise any and all rights and remedies available to him under the terms of this Note, the Stock Purchase Agreement and the Security Agreement and
(iii) the Holder shall have and may exercise any and all rights and remedies available to it, at law and in equity. For purposes hereof, "Event of Default" means the occurrence of any of the following:

                        (a) the breach of any term or obligation of the Company under this Note, including, without limitation, the failure to pay when due interest and/or principal amounts under the Note;

                        (b) the breach of any term or obligation of the Company under the Stock Purchase Agreement, the Security Agreement or the Investors' Rights Agreement;

                        (c) the breach of any term or obligation of the Company under the Rose Glen Note, as amended, restated, supplemented, re-structured or otherwise modified from time to time;

                        (d) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of their property, or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                        (e) the commencement by the Company of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure by the Company generally to pay its debts as such debts become due, or the taking of corporate action by the Company in furtherance of or which might reasonably be expected to result in any of the foregoing.

                  15. Loss, Theft or Destruction of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new Note which shall carry the same rights to interest (unpaid and to accrue) carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.


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                                                                               7


                  16. Seniority. To the fullest extent permitted by law, all principal and interest on this Note shall be senior to any and all other indebtedness of the Company covenants and agrees that it shall incur no indebtedness to rank senior to the indebtedness evidenced by this Note without the prior written approval of the Holder and a tri-party subordination agreement with terms and conditions satisfactory to the Holder.

                  17. Definitions. As used in this Note, the following terms shall have the following meanings:

                        (a) "Act" means the Securities Act of 1933, as amended.

                        (b) "Affiliate" has the meaning specified in Rule 12b-2 under the Exchange Act, and the rules and regulations promulgated thereunder.

                        (c) "Board" means the board of directors of the Company.

                        (d) "Business Day" means any day other than a Saturday, Sunday or other day on which banks in the City of New York are required or authorized to be closed.

                        (e) "Certificates" has the meaning set forth in Section 7(d).

                        (f) "Common Stock" means the Company's common stock, par value $.01 per share.

                        (g) "Company" has the meaning set forth in the preamble.

                        (h) "Conversion" has the meaning set forth in Section 7(a).

                        (i) "Conversion Amount" has the meaning set forth in
Section 7(a).

                        (j) "Conversion Notice" has the meaning set forth in
Section 7(b).

                        (k) "Conversion Rate" has the meaning set forth in
Section 7(a).

                        (l) "Conversion Shares" has the meaning set forth in
Section 7(a).

                        (m) "Event of Default" has the meaning set forth in
Section 11.

                        (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                        (o) "Holder" has the meaning set forth in the preamble.

                        (p) "Interest Rate" has the meaning set forth in Section 6.

                        (q) "NASD" has the meaning set forth in Section 11.

                        (r) "Note" means this 7.50% Senior Secured Convertible Note of the Company, as may be adjusted as provided herein.

                        (s) "Person" means any natural person, firm, corporation, propriety, public or private company, partnership, limited liability company, public liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

                        (t) "SEC" means the Securities and Exchange Commission.

                        (u) "Security Agreement" has the meaning set forth in
Section 4, as the same may be amended, restated, supplemented or otherwise modified from time to time and including all attachments, exhibits, appendices and schedules thereto.

                        (v) "Stock Purchase Agreement" has the meaning set forth in Section 1, as the same may be amended, restated, supplemented or otherwise modified from time to time and including all attachments, exhibits, appendices and schedules thereto,

                        (w) "Voidable Transfer" has the meaning set forth in
Section 9.

                  18.   Miscellaneous.

                        (a) Notices. Any notice, request or other communications required or permitted hereunder shall be given upon personal delivery or upon the seventh day following mailing by registered airmail (or certified first class mail if both the addresser and addressee are located in the United States), postage prepaid and addressed to the parties as follows:

                  To the Company:

                                 The Ashton Technology Group, Inc.
                                 1835 Market Street, Suite 420
                                 Philadelphia, PA  19103
                                 Attn: William W. Uchimoto, General Counsel

                  with a copy to:

                                  Christopher S. Auguste, Esq.
                                  Jenkens & Gilchrist Parker Chapin LLP
                                  The Chrysler Building
                                  405 Lexington Avenue
                                  New York, NY  10174

                  To the Holder:

                                  OptiMark Innovations Inc.
                                  c/o OptiMark Holdings, Inc.
                                  10 Exchange Place
                                  24th Floor
                                  Jersey City, NY  07302

or to such other single place as any single addressee shall designate by written notice to the other addressees.


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                                                                               9


                        (b) Enforcement. The Company shall pay all reasonable fees and expenses, including reasonable attorney's fees, incurred by the Holder in the enforcement of any of the Company's obligations hereunder not performed when due.

                        (c) Survival of Agreement. All covenants, agreements, representations and warranties made by the Company herein shall be considered to have been relied upon by the Holder and shall survive the making of the loan and the execution and delivery to the Holder of this Note, regardless of any investigation made by the Holder or on its behalf; and shall continue in full force and effect until this Note shall terminate.

                        (d) Binding Effect; Several Agreement; Successors and Assigns. This Note shall become effective as to the Company when executed by the Company and delivered to the Holder, and thereafter shall be binding upon the Company and the Holder and their respective successors and permitted assigns, and shall inure to the benefit of each and their respective successors and permitted assigns.

                        (e) Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of New York without regard to its conflicts of laws principles.

                        (f) Waivers. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Note or consent to any departure by the Company herefrom shall in any event be effective unless the same shall be permitted by the last sentence of this paragraph (f), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Neither this Note nor any provision hereof may be waived except pursuant to an agreement or agreements, in writing entered into by the Company and the Holder.

                        (g) Severability. In the event any one or more of the provisions contained in this Note should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                            [signature pages follow]

                        IN WITNESS WHEREOF, the Company has caused this Senior Secured Convertible Promissory Note to be executed by its officer thereunto duly authorized.


                                             COMPANY:

                                             THE ASHTON TECHNOLOGY GROUP, INC.


                                             By: /s/  William W. Uchimoto
                                                --------------------------------
                                                Name:  William W. Uchimoto
                                                Title: EVP & General Counsel

                                                                       EXHIBIT A

                                CONVERSION NOTICE

                    (To Convert the foregoing Note, execute
                    this form and supply required
                    information.)

To: THE ASHTON TECHNOLOGY GROUP, INC.

            The undersigned holder of the attached Senior Secured Convertible Promissory Note (the "Note"), dated as of May 3, 2002, originally executed by The Ashton Technology Group, Inc. (the "Company") in favor of OptiMark Innovations Inc., hereby irrevocably exercises the option to convert U.S.$___________________ of the principal amount outstanding into the Conversion Shares in accordance with the terms of the Note, and directs that the Certificates representing the Conversion Shares issuable and deliverable upon such Conversion be issued and delivered by the Company to the undersigned holder hereof, unless otherwise directed by the undersigned holder below. Capitalized terms used in this Conversion Notice and not otherwise defined herein shall have the respective meanings ascribed in the Note.



            Dated:
                  ----------------------       ------------------------------
                                               Name of Holder

                                               ------------------------------
                                               Signature of Holder

                                               ------------------------------
                                               Name to appear on Certificates
                                               (if different from above)

                                                                       EXHIBIT B

                                 ASSIGNMENT FORM

                    (To Assign the foregoing Note, execute
                    this form and supply required
                    information.)

                  FOR VALUE RECEIVED, an interest corresponding to the unpaid principal amount of the foregoing Note and all rights evidenced thereby are hereby assigned to

________________________________________________________________________________
                                 (Please Print)

whose address is________________________________________________________________

________________________________________________________________________________



Date:____________________________________________________

Holder's Signature:  ____________________________________

Holder's Address:    ____________________________________

                     ____________________________________

                     ____________________________________

Signature Guaranteed:____________________________________



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Note, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Note.